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                                                                   EXHIBIT 10.32



                              CONSULTING AGREEMENT


                THIS AGREEMENT dated the 1st day of January, 2000

BETWEEN:

          VOLSAN BUSINESS CONSULTING, a business pursuant to the laws of the Province of BC and Having an office located at 9477 209th Street Langley, BC. V1M 2H1

          ("Volsan")


                                                               OF THE FIRST PART

AND:

         SMARTSOURCES.COM INC., a body corporate duly incorporated pursuant to the laws of the State of Colorado


        ("Smartsources")
                                                              OF THE SECOND PART

         WHEREAS:

A. Smartsources, which is in the business of developing certain computer software products and marketing the same;

B. has agreed to enter into this Consulting Agreement with Volsan in the terms and conditions hereinafter contained.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants hereinafter contained the parties hereto do agree as follows:


1.0      CONSULTING

1.1 Volsan agrees to provide such reasonable services and assistance to Smartsources as follows:

          a. Assist in investor relations and corporate communications with shareholders and potential investors

          b. Assist in the dissemination of information relating to Smartsources to shareholders and Volsan's database of potential investors.

          c. Maintain a minimum of three full time individuals devoting their efforts to investor relations and corporate communication activities relating to Smartsources.

2.0            TERM

2.1 The term of this Agreement shall run from the date of execution hereof up to and including December 31, 2000. The agreement can be terminated subject to paragraph 5.0 with no further obligations by either party.


3.0            SMARTSOURCES COVENANTS

3.1 Smartsources hereby covenants that it shall provide all necessary information, documents, and other such reasonable assistance as may be required by Volsan to undertake its obligations contained herein.


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4.0      CONSULTING FEES


4.1 In consideration of the services to be provided hereunder, Smartsources agrees to pay to Volsan the sum of $12,000 per month payable on the first day of each month.

4.2 Smartsources will reimburse Volsan for all out of pocket expenses reasonably, actually and properly incurred by it in connection with the performance of its duties. Volsan will be responsible for its direct rent and general office overhead.


4.3 In the event Volsan is able to introduce individuals or groups to the Company who participate, Smartsources will arrange for compensation to be paid to Volsan in addition to the monthly fee set out in paragraph 1a. whereby such compensation is determined on a case-by-case basis subject to market conditions and any restrictions or limitations imposed by the regulatory authorities.

5.0            TERMINATION

5.1 Notwithstanding the term of agreement set out in paragraph 2 hereof, either Smartsources or Volsan may terminate this agreement upon 30 day written notice to the other party.

6.0            GENERAL

6.1 This Agreement shall be construed in accordance with and the parties hereto agree to be bound by the laws of the Province of British Columbia.

6.2 Neither party shall assign its rights hereunder without the written consent of the other party hereto.

6.3            Time shall be of the essence hereof.

6.4 Any notice to be given hereunder shall be duly and effectively given when delivered to the address set out on page 1 hereof.

6.5 This Agreement shall ensure to the benefit of the parties hereto their successors and assigns.


6.6 Nothing contained herein shall be construed as creating a partnership, joint venture, or employment contract between the parties hereto.

               IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above:



SMARTSOURCES.COM INC.                         VOLSAN BUSINESS CONSULTING




/s/ DARRYL CARDEY                            /s/ [ILLEGIBLE]
---------------------------------            ---------------------------------
Authorized Signatory                         Authorized Signatory



December 21, 1999                            December 21, 1999
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Date                                         Date